UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 31, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

A Los Angeles Superior Court jury today awarded ICO Global Communications (Holdings) Limited (NASDAQ: ICOG) $236 million in punitive damages in its case versus The Boeing Company and its Boeing Satellite Services International subsidiary (collectively, “Boeing”) (NYSE: BA). Today’s award is in addition to the at least $371 million awarded last week when the jury found Boeing liable for fraud, tortious interference, and breach of contract. In addition, the Court will determine the amount of pre-judgment interest to be added to the award, which ICO expects to be approximately $100 million. The total expected judgment to be entered against Boeing in favor of ICO is approximately $707 million.

The award is subject to the risks of post-trial motions, determination of the interest amount, appeal and collection.

On October 31, 2008, the Company issued a press release addressing the verdict. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

October 31, 2008	By:	/s/ John L. Flynn
John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated October 31, 2008